Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 1, 2012 with respect to the financial statements of Coskata Inc. at December 31, 2011 and 2010, and for each of the three years in the period ended December 31, 2011, in Amendment No. 5 to the Registration Statement (Form S-1 No. 333-178547) and related Prospectus of Coskata, Inc.

/s/ Ernst & Young LLP

Chicago, Illinois

May 2, 2012